UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Microsoft Corporation.

(Exact name of Registrant as specified in its charter)

Washington	91-1144442
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Microsoft Way, Redmond, Washington

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
2.125% Notes due 2021	New York Stock Exchange LLC
3.125% Notes due 2028	New York Stock Exchange LLC
2.625% Notes due 2033	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-184717

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

On April 26, 2013, Microsoft Corporation (the “Company”) filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”) a prospectus supplement dated April 25, 2013 (the “April Prospectus Supplement”) to a prospectus dated November 2, 2012 contained in the Company’s effective Registration Statement on Form S-3 (Registration No. 333-184717) (the “Registration Statement”), which Registration Statement was filed with the Commission on November 2, 2012 (the “Prospectus”), relating to the Company’s 2.625% Notes due 2033 (the “2033 Notes”). On December 4, 2013, the Company filed with the Commission pursuant to Rule 424(b) under the Securities Act, a prospectus supplement dated December 3, 2013 (the “December Prospectus Supplement”) to the Prospectus, relating to the Company’s 2.125% Notes due 2021 (the “2021 Notes”) and 3.125% Notes due 2028 (the “2028 Notes” and together with the 2033 Notes and the 2021 Notes, the “Notes”). The Company incorporates by reference the Prospectus, the April Prospectus Supplement and the December Prospectus Supplement to the extent set forth below.

The Notes have been trading on the Global Exchange Market (the “GEM”), which is the exchange regulated market of the Irish Stock Exchange. Once trading of the Notes begins on the New York Stock Exchange LLC, the Company expects to initiate proceedings to remove the Notes from the GEM.

Item 1.	Description of Registrant’s Securities to be Registered

With respect to the 2021 Notes and 2028 Notes, the information required by this item is incorporated by reference from the information with respect to such securities contained in the sections captioned “Description of the Notes” and “Material U.S. Federal Income Tax Considerations” in the December Prospectus Supplement and “Description of the Debt Securities” in the Prospectus.

With respect to the 2033 Notes, the information required by this item is incorporated by reference from the information with respect to such securities contained in the sections captioned “Description of the Notes” and “Material U.S. Federal Income Tax Considerations” in the April Prospectus Supplement and “Description of the Debt Securities” in the Prospectus.

Item 2.	Exhibits

Exhibit Number	Exhibit Description

4.1	Indenture, dated as of May 18, 2009 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), (incorporated herein by reference from Exhibit 4.1 to the Registration Statement filed with the Commission on November 2, 2012).

4.2	Fifth Supplemental Indenture, dated as of May 2, 2013, among the Company, the Trustee and The Bank of New York Mellon, London Branch, as London paying agent, to the Base Indenture (incorporated herein by reference from Exhibit 4.1 to the Current Report on Form 8-K filed with the Commission on May 1, 2013).

4.3	Form of Global Note representing the 2033 Notes (included in Exhibit 4.2 hereof).

4.4	Seventh Supplemental Indenture, dated as of December 6, 2013, among Microsoft Corporation, the Trustee, and The Bank of New York Mellon, London Branch, as London paying agent, to the Base Indenture (incorporated herein by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 6, 2013).

4.5	Form of Global Note representing the 2021 Notes (included in Exhibit 4.4 hereof).

4.6	Form of Global Note representing the 2028 Notes (included in Exhibit 4.4 hereof).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 26, 2016	Microsoft Corporation

	By:	/s/ Keith R. Dolliver
Name: Keith R. Dolliver Title: Assistant Secretary